EXHIBIT 99.1

SGI Reports Third Quarter Fiscal Year 2013 Financial Results

FREMONT, Calif., April 30, 2013 (GLOBE NEWSWIRE) -- SGI (Nasdaq:SGI), the trusted leader in technical computing, today reported financial results for its third fiscal quarter ended Mar. 29, 2013. Total revenue for the third fiscal quarter was $233 million, which compares with $171 million in the previous quarter and $199 million in the third fiscal quarter of 2012.

GAAP net income for the third quarter was $9 million, or $0.27 per diluted share, which compares with net income of $1 million, or $0.03 per diluted share, in the prior quarter, and a net loss of $1 million, or $(0.04) per diluted share, in the third quarter of fiscal 2012. Non-GAAP net income for the quarter was $6 million, or $0.18 per diluted share, which compares with non-GAAP net income of $3 million, or $0.10 per diluted share, in the prior quarter and non-GAAP net income of $4 million, or $0.11 per diluted share, in the year-ago period. GAAP net income includes the impact of an $8 million tax-related benefit, which is excluded from the non-GAAP results.

"We achieved another solid financial quarter with both revenue and non-GAAP net income at the high end of our guidance, while improving our net cash position by $25 million," said Jorge Titinger, president and CEO of SGI. "As expected, in the third fiscal quarter we completed the last of the low-margin deals (LMDs), which represented approximately $50 million of revenue in the quarter and $65 million of revenue in the current fiscal year. With our emphasis on improved deal quality as well as cost reductions, we are now positioned to achieve consistent quarterly non-GAAP profitability and steady progress toward our medium-term non-GAAP operating margin target of at least 5% exiting calendar year 2013. In addition, although we still see near-term macro uncertainty related to both government and enterprise IT spending, we are investing to enhance our total solution in high-growth markets such as Big Data and high-performance Tier-2 storage, which positions SGI to grow profitably off of its current non-LMD baseline."

Recent Highlights

  iVEC and the Commonwealth Scientific and Industrial Research Organisation (CSIRO) announced on Apr. 29 that it has selected an SGI® InfiniteStorageTM and SGI UVTM 2000 based solution to address the scale and cost-efficiency requirements for the centre's initiatives to support the Australian Square Kilometre Array Pathfinder and the Murchison Widefield Array radio astronomy facility.
  On Apr. 22, SGI introduced SGI InfiniteStorage Gateway, a virtualized data management solution aimed at reducing the dependency on high-cost primary storage by creating a virtualized storage fabric that can include SSD, disk, tape, object, and cloud storage.
  On Mar. 28, SGI was named as CRN's 5-Star partner for the fourth year in a row.
  Total S.A., one of the largest oil and gas companies in the world, announced on Mar. 25 that it has selected the SGI ICE™ X High Performance Computing (HPC) system as the platform for its new supercomputer named "Pangea."
  SGI announced on Mar. 11 that it named Bob Braham as Senior Vice President and Chief Marketing Officer.
  On Mar. 6, the company introduced SGI InfiniteStorage™ 5600, a next-generation high-performance storage platform perfectly suited for high performance computing (HPC) and Big Data workloads.
  On Feb. 27, SGI announced that Alison Ryan, its Global Channel Sales Vice President, was named one of UBM Tech Channel's CRN 2013 Channel Chiefs.
  DownUnder GeoSolutions in Australia announced on Feb. 25 that it has selected SGI to provide upgraded high performance computing (HPC) infrastructure to accelerate results for its customers in the global oil and gas industry.

Outlook for Fiscal Q4 2013

The company provides technical computing solutions to large government, public, and commercial customers. Any given customer deal can include a varying mix of compute and storage hardware, software, and services, and generally will carry terms that result in most of the product revenue associated with the deal being recognized upon final shipment or acceptance of the system. The timing of final delivery or acceptance of large deals is difficult to predict and can cause significant swings in quarterly revenue. Management provides guidance on quarterly revenue and other items based on its current expectations of the timing of revenue and associated costs; however there can be no assurance that revenues and associated costs will be recognized according to expected schedules and management assumes no obligation to update its guidance if the timing of revenues or other circumstances in the business differ from current expectations.

For the fourth quarter ending June 28, 2013, the company is providing the following guidance:

  Revenue for the fourth fiscal quarter is expected to be $170 million to $185 million.
  GAAP net loss per diluted share for the fourth fiscal quarter is expected to be $(0.34) to $(0.29), and is expected to reflect approximately $16 million of total adjustments, including restructuring and severance charges, stock-based compensation expense, and intangibles amortization.
  Non-GAAP net income per diluted share for the fourth fiscal quarter is expected to be $0.12 to $0.17 and is expected to exclude the $16 million of total adjustments mentioned above.

A live webcast of the earnings conference call will be available on the Investor Relations section of SGI's website at investors.sgi.com. The public can also listen to the earnings conference call at 2:00 p.m. PT (5:00 p.m. ET) by dialing (888) 463-5422 (toll-free) or (970) 315-0484 (international).

A replay of the webcast will be available approximately two hours after the conclusion of the call and will remain available until the next earnings call. An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available for five days and can be accessed by dialing (855) 859-2056 (toll-free) or (404) 537-3406 (international) and entering the confirmation code: 33034465.

About SGI

SGI, the trusted leader in technical computing, is focused on helping customers solve their most demanding business and technology challenges. Visit sgi.com for more information.

Cautionary Statement Regarding Forward Looking Statements

The statements made in this press release regarding projected financial results, financial objectives, and strategic plans, including SGI's Q4 FY13 financial guidance, anticipated growth and profitability, and certain statements made in the earnings conference call, are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Actual results could differ materially from those described by these statements due to a number of uncertainties, including, but not limited to:

  Fluctuations in the buying patterns and sizes of customer orders from one quarter to the next;
  Increased competition causing SGI to sell products or services at lower margins than expected;
  Lengthy acceptance cycles of SGI's products by certain customers, development or product delivery delays, and delays in obtaining necessary components from suppliers;
  The addition of new customers or loss of existing customers;
  Customer concentration risks;
  Substantial sales to U.S. government entities, which are subject to the government's budgetary constraints;
  Write-offs of excess and obsolete inventory;
  Unexpected changes in the price for, and the availability of, components from SGI's suppliers;
  SGI's ability to enhance its products with new and better designs and functionality;
  Actions taken by competitors, such as new product announcements or introductions or changes in pricing; and
  Market acceptance of newer products.

In addition, SGI's actual revenue, gross margin, earnings per share and other projections on a GAAP and non-GAAP basis for the fiscal quarter ending June 28, 2013 could differ materially from the targets stated under "Outlook for Fiscal Q4 2013" above for a number of reasons, including, but not limited to (i) application of the actual consolidated GAAP and non-GAAP tax rates for such periods, or judgment by management to increase or decrease an income tax asset or liability, (ii) a determination by SGI that any portion of its goodwill or intangible assets have become impaired, (iii) changes in the anticipated amount of employee stock-based compensation expense recognized on SGI's financial statements, (iv) increases or decreases to estimated capital expenditures, (v) changes driven by new accounting or tax rules, regulations, interpretations or guidance, (vi) changes in the anticipated amounts and timing of restructuring charges to be incurred and cost savings expected to be realized from our restructuring actions in Europe, (vii) charges or gains resulting from litigation or dispute settlement, and (viii) other risks as detailed in SGI's filings with the Securities and Exchange Commission ("SEC"), including those described in SGI's Annual Report on Form 10-K under the caption "Risk Factors" filed with the SEC on Sept. 10, 2012, which are available at the SEC's web site at http://www.sec.gov. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. SGI undertakes no obligation to update the information in this earnings release or the related earnings conference call, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Use of Non-GAAP Financial Measures

This press release and the related earnings conference call include financial measures that are not determined in accordance with U.S. general accepted accounting principles ("GAAP"), including non-GAAP gross profit and gross margin, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP basic and diluted net income (loss) per share. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and management exercises judgment in determining which items should be excluded in the calculation of non-GAAP measures. In addition, these non-GAAP measures may be different from non-GAAP measures used by other companies. While we believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, we believe that non-GAAP measures are valuable in evaluating the company's operating performance and analyzing our business operations. Management excludes the following items from one or more of non-GAAP measures: (1) share-based compensation; (2) amortization of intangible assets; (3) restructuring and severance charges; and (4) other non-recurring costs, including settlements and other items. These measures are adjusted as described in the reconciliation of GAAP and non-GAAP numbers at the end of this release, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring.

In addition, management uses these non-GAAP financial measures to facilitate its review of the comparability of SGI's core operating performance on a period to period basis as well as to better understand the fundamental economics of a specific period's operational and financial performance. Management uses this view of SGI's operating performance for purposes of comparison with its business plan and individual operating budgets and allocations of resources.

Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating SGI's financial and operational performance in the same way that management evaluates the company's financial performance. However, these non-GAAP financial measures have limitations as an analytical tool, as they exclude the financial impact of transactions necessary or advisable for the conduct of SGI's business, such as the granting of equity compensation awards and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Hence, to compensate for these limitations, management does not review these non-GAAP financial metrics in isolation from its GAAP results, nor should investors. Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between SGI's GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in SGI's SEC filings.

Contact Information:

SGI Investor Relations
John Swenson
+1-510-933-8370
jswenson@sgi.com

Ben Liao
+1-510-933-8430
bliao@sgi.com

© 2013 SGI. SGI and its product names and logos are trademarks or registered trademarks of Silicon Graphics International Corp. or its subsidiaries in the United States and/or other countries. All other trademarks are property of their respective holders.

Silicon Graphics International Corp.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	March 29,	March 30,	March 29,	March 30,
	2013	2012	2013	2012

Revenue	$ 232,588	$ 199,390	$ 596,695	$ 573,499
Cost of revenue	180,096	147,880	454,429	417,168

Gross profit	52,492	51,510	142,266	156,331

Operating expenses:
Research and development	15,518	14,982	45,017	47,427
Sales and marketing	19,824	21,824	59,059	66,722
General and administrative	14,924	16,176	41,496	47,860
Restructuring	740	19	5,081	129
Total operating expenses	51,006	53,001	150,653	162,138

Income (loss) from operations	1,486	(1,491)	(8,387)	(5,807)

Interest income (expense), net	(11)	(126)	(278)	(150)
Other income (expense), net	(359)	913	(1,253)	(230)
Total other income (expense), net	(370)	787	(1,531)	(380)
Income (loss) before income taxes	1,116	(704)	(9,918)	(6,187)
Income tax (benefit) provision	(8,108)	458	(11,563)	(112)

Net income (loss)	$ 9,224	$ (1,162)	$ 1,645	$ (6,075)

Basic net income (loss) per share	$ 0.28	$ (0.04)	$ 0.05	$ (0.19)
Diluted net income (loss) per share	$ 0.27	$ (0.04)	$ 0.05	$ (0.19)

Shares used in computing basic net income (loss) per share	33,201	31,783	32,593	31,557
Shares used in computing diluted net income (loss) per share	34,467	31,783	33,295	31,557

Share-based compensation by category is as follows:
Cost of revenue	$ 391	$ 368	$ 1,262	$ 1,035
Research and development	619	526	1,746	1,548
Sales and marketing	473	458	1,282	1,258
General and administrative	1,326	2,264	3,526	4,084
Total	$ 2,809	$ 3,616	$ 7,816	$ 7,925

Silicon Graphics International Corp.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 29,	June 29,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$ 149,394	$ 104,851
Current portion of restricted cash	670	980
Accounts receivable, net	98,577	98,293
Inventories	76,338	123,391
Deferred cost of revenue	30,081	49,407
Prepaid expenses and other current assets	22,502	18,443
Total current assets	377,562	395,365
Non-current portion of restricted cash	2,935	3,088
Property and equipment, net	26,027	27,404
Intangible assets, net	5,534	8,675
Non-current portion of deferred cost of revenue	9,719	17,466
Other assets	44,491	44,882
Total assets	$ 466,268	$ 496,880

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 55,305	$ 69,448
Credit facility	--	15,200
Accrued compensation	26,485	24,246
Other current liabilities	54,543	48,587
Current portion of deferred revenue	112,465	124,924
Total current liabilities	248,798	282,405
Non-current portion of deferred revenue	55,496	64,717
Long-term income taxes payable	11,602	20,568
Retirement benefit obligations	11,353	11,484
Other non-current liabilities	4,604	6,814
Total liabilities	331,853	385,988

Stockholders' equity	134,415	110,892
Total liabilities and stockholders' equity	$ 466,268	$ 496,880

Silicon Graphics International Corp.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except per share data)
(Unaudited)

		Three Months Ended						Nine Months Ended
		March 29, 2013						March 29, 2013
		Net Income	EPS	Gross Profit	Gross Margin	Operating Expenses		Net Income	EPS	Gross Profit	Gross Margin	Operating Expenses
GAAP		$ 9,224	$ 0.27	$ 52,492	23%	$ 51,006		$ 1,645	$ 0.05	$ 142,266	24%	$ 150,653

Share-based compensation in cost of revenue	(1)	391	0.01	391	0%	--		1,262	0.03	1,262	0%	--
Share-based compensation in operating expenses	(1)	2,418	0.07	--	--	(2,418)		6,554	0.20	--	--	(6,554)
Amortization of intangibles in cost of revenue	(1)	255	0.01	255	0%	--		778	0.02	778	0%	--
Amortization of intangibles in operating expenses	(1)	668	0.02	--	--	(668)		2,061	0.06	--	--	(2,061)
Restructuring and severance in cost of revenue	(2)	98	--	98	0%	--		993	0.03	993	0%	--
Restructuring and severance in operating expenses	(2)	1,646	0.05	--	--	(1,646)		6,164	0.19	--	--	(6,164)
Other non-recurring items in operating expenses	(2)	--	--	--	0%	--		(438)	(0.01)	--	--	438
Canada tax benefits	(2)	(8,447)	(0.25)	--	--	--		(12,736)	(0.38)	--	--	--
Non-GAAP		$ 6,253	$ 0.18	$ 53,236	23%	$ 46,274		$ 6,283	$ 0.19	$ 145,299	24%	$ 136,312

Weighted average shares used in computing:
Basic net income (loss) per share			33,201						32,593
Dilutive net income (loss) per share			34,467						33,295

		Three Months Ended						Nine Months Ended
		March 30, 2012						March 30, 2012
		Net Income /(Loss)	EPS	Gross Profit	Gross Margin	Operating Expenses		Net Income /(Loss)	EPS	Gross Profit	Gross Margin	Operating Expenses
GAAP		$ (1,162)	$ (0.04)	$ 51,510	26%	$ 53,001		$ (6,075)	$ (0.19)	$ 156,331	27%	$ 162,138

Share-based compensation in cost of revenue	(1)	368	0.01	368	0%	--	(1)	1,035	0.04	1,035	0%	--
Share-based compensation in operating expenses	(1)	3,248	0.11	--	--	(3,248)	(1)	6,890	0.21	--	--	(6,890)
Amortization of intangibles in cost of revenue	(1)	447	0.01	447	0%	--	(1)	1,365	0.04	1,365	1%	--
Amortization of intangibles in operating expenses	(1)	759	0.02	--	--	(759)	(1)	2,758	0.09	--	--	(2,758)
Restructuring and severance in operating expenses	(2)	--	--	--	--	--	(2)	133	--	--	--	(133)
Other non-recurring costs in operating expenses	(2)	--	--	--	--	--	(2)	1,000	0.03	--	--	(1,000)
Non-GAAP		$ 3,660	$ 0.11	$ 52,325	26%	$ 48,994		$ 7,106	$ 0.22	$ 158,731	28%	$ 151,357

Weighted average shares used in computing:
Basic net income (loss) per share			31,783						31,557
Dilutive net income (loss) per share			32,504						32,625

		Three Months Ended
		December 28, 2012
		Net Income	EPS	Gross Profit	Gross Margin	Operating Expenses
GAAP		$ 1,101	$ 0.03	$ 47,564	28%	$ 50,444

Share-based compensation in cost of revenue	(1)	371	0.01	371	0%	--
Share-based compensation in operating expenses	(1)	2,125	0.06	--		(2,125)
Amortization of intangibles in cost of revenue	(1)	255	0.01	255	0%	--
Amortization of intangibles in operating expenses	(1)	689	0.02	--	--	(689)
Restructuring and severance in cost of revenue	(2)	667	0.02	667	1%	--
Restructuring and severance in operating expenses	(2)	2,862	0.09	--	--	(2,862)
Other non-recurring items in operating expenses	(2)	(438)	(0.01)	--	--	438
Canada tax benefits	(2)	(4,289)	(0.13)	--	--	--
Non-GAAP		$ 3,343	$ 0.10	$ 48,857	29%	$ 45,206

Weighted average shares used in computing:
Basic net income (loss) per share			32,410
Dilutive net income (loss) per share			32,778

NOTE: This presentation includes certain financial measures not in conformity with Generally Accepted Accounting Principles in the United States (non-GAAP measures). Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.
(1) Adjustments to exclude certain non-cash expenses such as share-based compensation and amortization of intangible assets.
(2) Adjustments to exclude the items discussed below because such items are either operating expenses which would not otherwise have been incurred by the company in the normal course of the company's business operations or are not reflective of the company's core results over time. These items may include recurring as well as non-recurring items.
(a) Restructuring Charges and severance — Restructuring charges consist primarily of severance expense, facility closure and relocation costs.
(b) Other non-recurring items include settlements and other items

Silicon Graphics International Corp.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
GAAP to NON-GAAP EARNINGS BEFORE INTEREST, TAXES, AND AMORTIZATION & DEPRECIATION
(In thousands)
(Unaudited)

Three Months Ended
March 29, 2013

GAAP - Income before income taxes	$ 1,116

Adjustments of GAAP to Non-GAAP earnings before income taxes (*)	5,476

Non - GAAP Income before income taxes	6,592
Depreciation	2,666
Interest income	(66)
Interest expense	77
Non-GAAP EBITDA	$ 9,269

Three Months Ended
March 30, 2012

GAAP - Loss before income taxes	$ (704)

Adjustments of GAAP to Non-GAAP earnings before income taxes (*)	4,822

Non - GAAP Income before income taxes	4,118
Depreciation	2,299
Interest income	(51)
Interest expense	177
Non-GAAP EBITDA	$ 6,543

Three Months Ended
December 28, 2012

GAAP - Loss before income taxes	$ (2,779)

Adjustments of GAAP to Non-GAAP earnings before income taxes (*)	6,531

Non - GAAP Income before income taxes	3,752
Depreciation	2,649
Interest income	(54)
Interest expense	166
Non-GAAP EBITDA	$ 6,513

(*) Refer to the Reconciliation of GAAP to Non-GAAP net income (loss) for further details

SILICON GRAPHICS INTERNATIONAL CORP. AND SUBSIDIARIES
TRENDED FINANCIAL DATA
(In thousands, except per share amounts)
(Unaudited)

	Q1 FY12	Q2 FY12	Q3 FY12	Q4 FY12	Q1 FY13	Q2 FY13	Q3 FY13

Revenue
Product Revenue	$ 128,952	$ 143,043	$ 150,239	$ 134,499	$ 146,315	$ 128,040	$ 187,140
Service Revenue	49,943	52,171	49,151	44,989	46,566	43,186	45,448
Total revenue	$ 178,895	$ 195,214	$ 199,390	$ 179,488	$ 192,881	$ 171,226	$ 232,588
Cost of revenue
Product	$ 99,767	$ 112,316	$ 121,263	$ 113,800	$ 122,597	$ 97,350	$ 152,523
Service	26,489	30,715	26,617	28,202	28,074	26,312	27,573
Total cost of revenue	$ 126,257	$ 143,031	$ 147,880	$ 142,002	$ 150,671	$ 123,662	$ 180,096
Gross margin by Product and Service
Product Gross Margin	22.6%	21.5%	19.3%	15.4%	16.2%	24.0%	18.5%
Service Gross Margin	47.0%	41.1%	45.8%	37.3%	39.7%	39.1%	39.3%
Total gross margin	29.4%	26.7%	25.8%	20.9%	21.9%	27.8%	22.6%

Total operating expenses	$ 55,006	$ 54,131	$ 53,001	$ 53,122	$ 49,203	$ 50,444	$ 51,006

Net income (loss)	$ (2,657)	$ (2,256)	$ (1,162)	$ (18,386)	$ (8,680)	$ 1,101	$ 9,224

Earnings per share
Basic net income (loss) per share	$ (0.08)	$ (0.07)	$ (0.04)	$ (0.58)	$ (0.27)	$ 0.03	$ 0.28
Diluted net income (loss) per share	$ (0.08)	$ (0.07)	$ (0.04)	$ (0.58)	$ (0.27)	$ 0.03	$ 0.27
Shares used in computing net income (loss) per share
Basic	31,303	31,604	31,783	31,947	32,166	32,410	33,201
Diluted	31,303	31,604	31,783	31,947	32,166	32,778	34,467

SILICON GRAPHICS INTERNATIONAL CORP. AND SUBSIDIARIES
TRENDED FINANCIAL DATA
(In thousands)
(Unaudited)

	Q1 FY12	Q2 FY12	Q3 FY12	Q4 FY12	Q1 FY13	Q2 FY13	Q3 FY13

Total Revenue
Americas	$ 112,392	$ 109,721	$ 128,321	$ 123,311	$ 123,385	$ 112,358	$ 142,215
APJ	40,106	56,873	44,660	28,753	44,434	27,735	36,314
EMEA	26,397	28,620	26,409	27,424	25,062	31,133	54,059
Total revenue	$ 178,895	$ 195,214	$ 199,390	$ 179,488	$ 192,881	$ 171,226	$ 232,588
Product Revenue
Americas	$ 89,056	$ 88,429	$ 107,580	$ 102,100	$ 101,642	$ 91,698	$ 119,341
APJ	21,801	34,090	25,253	13,350	26,821	12,605	19,854
EMEA	18,095	20,524	17,406	19,049	17,852	23,737	47,945
Total product revenue	$ 128,952	$ 143,043	$ 150,239	$ 134,499	$ 146,315	$ 128,040	$ 187,140
Service Revenue
Americas	$ 23,336	$ 21,292	$ 20,741	$ 21,212	$ 21,743	$ 20,660	$ 22,874
APJ	18,305	22,783	19,407	15,403	17,613	15,130	16,460
EMEA	8,302	8,096	9,003	8,374	7,210	7,396	6,114
Total service revenue	$ 49,943	$ 52,171	$ 49,151	$ 44,989	$ 46,566	$ 43,186	$ 45,448
Operating profit (loss) - GAAP
Americas	$ (133)	$ 1,868	$ (2,083)	$ (10,346)	$ 1,576	$ 3,055	$ 8,374
APJ	78	1,883	1,749	(332)	(1,411)	(1,265)	3,018
EMEA	(2,313)	(5,699)	(1,157)	(4,958)	(7,158)	(4,670)	(9,906)
Total operating profit (loss)	$ (2,368)	$ (1,948)	$ (1,491)	$ (15,636)	$ (6,993)	$ (2,880)	$ 1,486